Exhibit 8.1

July 16, 2021

Atlas Corp.

23 Berkeley Square

London

W1J 6HE

Re:	Atlas Corp.—Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Atlas Corp., a Republic of the Marshall Islands corporation (the “Company” or “Our Client”), in connection with the preparation and filing with the Securities and Exchange Commission on July 16, 2021 of a registration statement on Form F-3 and the prospectus contained therein (together, the “Registration Statement”) of the Company relating to the offering of the Company’s ordinary shares, par value $0.01 per share (“Ordinary Shares”). The Ordinary Shares are referred to herein as the “Securities.”

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Company concerning its business, properties and governing documents as set forth in the Registration Statement.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. We have also assumed the Company (i) is duly incorporated under the laws of the Republic of the Marshall Islands and is validly existing and in good standing, and (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization.

For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

Atlas Corp.

July 16, 2021

We hereby confirm that all statements of legal conclusions contained in the discussion in the Registration Statement under the caption “Certain Material United States Federal Income Tax Considerations” constitute the opinion of Gibson, Dunn & Crutcher LLP with respect to the U.S. federal income tax law matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, qualifications, and limitations set forth herein and therein. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

No opinion is expressed as to any matter not discussed in the Registration Statement under the caption “Certain Material United States Federal Income Tax Considerations.” We are opining herein only as to the United States federal income tax matters described above, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other United States federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

This opinion is being furnished only to you, Our Client, and is solely for your benefit in connection with the closing occurring today and the offering of the Securities. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person or entity for any purpose.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP